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Exhibit 10.01

Third Amendment to the Citigroup Inc. Amended and Restated
Compensation Plan for Non-Employee Directors (the "Plan")
(effective as of September 21, 2004)

1.
The first two sentences of Section 4 are hereby deleted in their entirety and replaced with the following:

  Each Eligible Director may be given an election to receive up to fifty percent (50%) of each quarterly payment of Annual Fixed Director Compensation in cash. The balance of each quarterly payment shall be paid in shares of common stock, par value $.01 of the Company ("Common Stock"), which may be granted subject to vesting or other conditions, or in the form of stock options, as each Eligible Director elects.

2.
The following additional sentence shall be added to the second paragraph of Section 4, immediately following the second sentence thereof:

  Common Stock and stock options shall be issued under and pursuant to the terms and conditions of the Citigroup 1999 Stock Incentive Plan, or any successor plan, as same may be amended from time to time.

3.
Except as specifically modified herein, all of the terms and conditions of the Plan shall remain in full force and effect.

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Third Amendment to the Citigroup Inc. Amended and Restated Compensation Plan for Non-Employee Directors (the "Plan") (effective as of September 21, 2004)